                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                ANNTAYLOR STORES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1997

                               ------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m on Wednesday, June 18, 1997, at The Equitable Center, 787 Seventh Avenue, 54th floor, New York, New York, for the following purposes:

        1. To elect two Class III Directors of the Company, each to serve for a term of three years;

        2. To approve an amendment to the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan to (i) increase by 1,500,000 the number of shares available for option grants under the Plan and (ii) establish a maximum number of shares with respect to which options, restricted stock awards and restricted unit awards may be granted to any employee;

        3. To approve an amendment and restatement of the Company's Management Performance Compensation Plan that will, among other things, (i) increase the amount of the maximum individual award payable in any performance period and (ii) expand the types of corporate business criteria that the Compensation Committee may consider in establishing each performance period's performance goals;

        4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1997; and

        5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    Only stockholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Secretary of the Company, 142 West 57th Street, New York, New York, for at least ten days prior to the meeting, and will also be available for inspection at the meeting.

                                          By Order of the Board of Directors,

                                          Jocelyn F.L. Barandiaran

                                          SECRETARY

New York, New York

May 2, 1997

                             YOUR VOTE IS IMPORTANT

      EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                                     [LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1997
                                PROXY STATEMENT

                               ------------------

    This Proxy Statement is being furnished to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m. on Wednesday, June 18, 1997, at The Equitable Center, 787 Seventh Avenue, 54th floor, New York, New York, and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon (i) the election of two Class III Directors, each to serve for a term of three years; (ii) a proposal to approve an amendment (the "Option Plan Amendment") to the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan (the "Stock Option Plan") (a) to increase by 1,500,000 the number of shares available for option grants under the Stock Option Plan and (b) to establish a maximum number of shares with respect to which options, restricted stock awards and restricted unit awards may be granted to any employee; (iii) a proposal to approve an amendment (the "Performance Plan Amendment") and restatement of the Company's Management Performance Compensation Plan that will, among other things, (a) increase the amount of the maximum individual award payable in any performance period and (b) expand the types of corporate business criteria that the Compensation Committee may consider in establishing each performance period's performance goals and (iv) a proposal to ratify the appointment of the Company's independent auditors for fiscal year 1997.

    This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about May 2, 1997.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Only holders of record of the Company's common stock, par value $.0068 per share ("Common Stock"), at the close of business on April 21, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 25,585,976 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

    Each stockholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting. The Class III Directors will be elected by the affirmative vote of holders of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. Approval of the Option Plan Amendment will require the affirmative vote of holders of a majority of the shares of Common Stock represented and voting in person or by proxy, provided that the total number of votes cast on this proposal represents more than 50% of the shares of Common Stock entitled to vote thereon at the Annual Meeting. Approval of the Performance Plan Amendment and ratification of the appointment of the Company's independent auditors for the Company's 1997 fiscal year will require the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In determining whether each of the proposals submitted to a vote of the stockholders has received the requisite number of affirmative votes, (i) abstentions will not be counted as votes cast in connection with determining the plurality required to elect a director and will have no effect on the outcome of that vote,

(ii) abstentions will not be counted as votes cast in connection with approving the Option Plan Amendment, but will be counted in determining whether the votes cast represent 50% of the shares entitled to vote and will reduce the likelihood that this proposal will receive the required vote and (iii) abstentions will be counted and will have the same effect as a vote against approval of the Performance Plan Amendment and the ratification of the appointment of the Company's independent auditors. In addition, proxies for which the broker does not have discretionary authority and has not received voting instructions from the beneficial owners ("broker non-votes") will be disregarded and will have no effect on the outcome of any of the proposals.

    Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board of Directors' nominees as Class III Directors, (ii) FOR the Option Plan Amendment, (iii) FOR the Performance Plan Amendment and (iv) FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors for the Company's 1997 fiscal year. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

    For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at an annual meeting, see "Stockholder Proposals for 1998 Annual Meeting".

    Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any proposal to be acted on at the Annual Meeting.

    Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 142 West 57th Street, New York, New York 10019, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

    This solicitation is being made by the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation.

    The principal executive offices of the Company are located at 142 West 57th Street, New York, New York 10019.

                                   PROPOSAL 1
                        ELECTION OF CLASS III DIRECTORS

    The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III, serving staggered three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of directors as possible. The terms of the Company's two current Class III Directors, Gerald S. Armstrong and Hanne M. Merriman, expire at the Annual Meeting. There is currently a vacancy on the Board due to the resignation of Paul E. Francis, effective February 14, 1997.

    At the Annual Meeting, two Class III Directors are to be elected to serve three-year terms ending in the year 2000 or until their respective successors are elected and qualified or their earlier death, resignation or removal. The Board of Directors has nominated Mr. Armstrong and Ms. Merriman for re-election as Class III Directors. Each of the two nominees has consented to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that either of these nominees should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of a nominee unable to serve.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES AS CLASS III DIRECTORS.

    Set forth below is a brief biography of each nominee for election as a Class III Director and of all other members of the Board of Directors who will continue in office.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS
                               TERM EXPIRING 2000

    GERALD S. ARMSTRONG, AGE 53. Mr. Armstrong has been a Director of the Company and its wholly owned operating subsidiary, AnnTaylor, Inc. ("Ann Taylor"), since February 1989. He has been a partner of Stonington Partners, Inc., a private investment firm ("Stonington Partners"), since November 1993, and a director of Stonington Partners since August 1993. He was a partner of Merrill Lynch Capital Partners, Inc. ("ML Capital Partners"), a private investment firm associated with Merrill Lynch & Co., Inc. ("ML&Co."), from May 1993 through June 1994, and was an executive vice president of ML Capital Partners from November 1988 through April 1993. Mr. Armstrong was a managing director of the Investment Banking Division of ML&Co. from November 1988 through June 1994. Since June 1994 Mr. Armstrong has served as a consultant to ML Capital Partners. Mr. Armstrong is also a director of First USA, Inc., Blue Bird Corporation, Goss Graphic Systems, Inc. and World Color Press, Inc.

    HANNE M. MERRIMAN, AGE 55. Ms. Merriman has been a Director of the Company and Ann Taylor since December 1993. She has been the principal in Hanne Merriman Associates, retail business consultants, since January 1992, and from February 1990 to December 1990. From January 1991 to June 1992, Ms. Merriman was president and chief operating officer of Nan Duskin, Inc., a specialty women's apparel retailer, and from December 1988 to January 1990 was president and chief executive officer of Honeybee, Inc., a women's apparel retail catalog business and a division of Spiegel, Inc. Ms. Merriman is also a director of USAir Group, Inc., CIPSCO, Inc., Central Illinois Public Service Company, State Farm Mutual Automobile Insurance Company, The Rouse Company and T. Rowe Price Mutual Funds. She is a member of the National Women's Forum and a trustee of the American-Scandinavian Foundation.

                          INCUMBENT CLASS I DIRECTORS
                               TERM EXPIRING 1998

    ROBERT C. GRAYSON, AGE 52. Mr. Grayson has been a Director of the Company and Ann Taylor since April 1992. He has been president of Robert C. Grayson & Associates, Inc., a retail marketing consulting firm, since February 1992. He also has served as chairman of BGA, Inc., a management consulting firm, since June 1995. He was a vice chairman of the board of Tommy Hilfiger Corp., a men's apparel manufacturer and retailer, and chairman of the board of Tommy Hilfiger Retail, a subsidiary of such company, from June 1994 to March 1996. From June 1985 to February 1992, Mr. Grayson was the president and chief executive officer of Lerner New York, a specialty women's apparel retailer and a division of The Limited, Inc., a specialty retailer. Mr. Grayson is also a director of Sunglass Hut International, Inc. and Kenneth Cole Productions, Inc.

    ROCHELLE B. LAZARUS, AGE 49. Ms. Lazarus has been a Director of the Company and Ann Taylor since April 1992. She has been chief executive officer of Ogilvy & Mather Worldwide, an advertising agency, since September 1996. She was president and chief operating officer of Ogilvy & Mather Worldwide from December 1995 to September 1996, and was president of Ogilvy & Mather North America from April 1994 to December 1995. From June 1991 to April 1994, Ms. Lazarus was president of Ogilvy & Mather New York.

    J. PATRICK SPAINHOUR, AGE 47. Mr. Spainhour has been Chairman and Chief Executive Officer of the Company and Ann Taylor since August 1996 and a Director of the Company and Ann Taylor since February 1996. From February 1996 to August 1996, he was President and Chief Operating Officer of the Company and Ann Taylor. From August 1994 to February 1996, Mr. Spainhour was executive vice president and chief financial officer of The Donna Karan Company, a designer apparel company. From February 1993 to July 1994, he was executive vice president, finance and operations of the Stride Rite Corporation, a footwear company, and from August 1988 to January 1993, he was senior vice president, sourcing of The Gap, Inc., a specialty apparel retailer.

                          INCUMBENT CLASS II DIRECTORS
                             TERM EXPIRING IN 1999

    JAMES J. BURKE, JR., AGE 45. Mr. Burke has been a Director of the Company and Ann Taylor since February 1989. He has been managing partner of Stonington Partners since November 1993, and a director of Stonington Partners since August 1993. He was a partner of ML Capital Partners, a private investment firm associated with ML&Co., from May 1993 through June 1994, and was president and chief executive officer of ML Capital Partners from January 1987 through April 1993. Mr. Burke was a first vice president of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") from July 1988 through June 1994 and was a managing director of the Investment Banking Division of ML&Co. from April 1985 through June 1994. Since June 1994 Mr. Burke has served as a consultant to ML Capital Partners. Mr. Burke is also a director of Borg-Warner Security Corporation, Pathmark Stores, Inc., Supermarkets General Holdings Corporation and United Artists Theatre Circuit, Inc.

    PATRICIA DEROSA, AGE 44. Ms. DeRosa has been President, Chief Operating Officer and a Director of the Company and Ann Taylor since December 1996. From August 1995 to November 1996, she was executive vice president, business development of Charming Shoppes, Inc., a women's specialty apparel retailer. From 1975 to 1981 and from 1983 to August 1995, she served in various capacities at The Gap, Inc., a specialty apparel retailer, including from 1993 to 1995 as president of the GapKids division, and from 1991 to 1993 as executive vice president of the Gap division.

    Messrs. Armstrong and Burke serve on the Board of Directors of the Company and Ann Taylor as representatives of ML&Co. and certain of its affiliates which, as of the Record Date, beneficially owned an aggregate of 24% of the Common Stock. See "Compensation of Directors and Related Matters", "Compensation Committee Interlocks and Insider Participation" and "Beneficial Ownership of Common Stock".

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    The Company's Board of Directors held 14 meetings in fiscal 1996. Each Director attended at least 80% of the total number of Board meetings and meetings of Board committees on which such Director served, except for Ms. Lazarus, who attended 70% of all such meetings. The Board of Directors has established standing Audit, Compensation and Nominating Committees. The membership and functions of the standing committees of the Board of Directors are as follows:

    AUDIT COMMITTEE: The principal functions of the Audit Committee include recommending independent accountants; conferring with the Company's independent auditors regarding the scope and results of their audit of the Company's financial statements, and the Company's internal accounting controls and other matters; reviewing the fees of the Company's independent auditors and other terms of their engagement; conferring with the Company's internal auditor regarding planned audit activities and results of his audits; and reviewing the adequacy of internal accounting controls and the results of fiscal policies and financial management of the Company. The Audit Committee held three meetings in fiscal 1996. The current members of the Audit Committee are Mr. Grayson (Chairman), Ms. Lazarus and Ms. Merriman.

    COMPENSATION COMMITTEE: The principal functions of the Compensation Committee are to review and make recommendations regarding the compensation of the executive officers of the Company and to administer the Company's benefit plans, including its stock option plans and management performance compensation plan. The Compensation Committee held nine meetings in fiscal 1996. The Compensation Committee also makes recommendations to the Board and senior management regarding Company compensation programs. The current members of the Compensation Committee are Mr. Armstrong, Mr. Burke, Ms. Lazarus (Chairman) and Ms. Merriman.

    NOMINATING COMMITTEE: This Committee was formed in April 1997. The principal function of the Nominating Committee is to make recommendations to the Board of Directors with respect to qualified candidates to be nominated by the Board to serve as Directors of the Company. The current members of the Nominating Committee are Gerald S. Armstrong, Robert C. Grayson and Hanne M. Merriman (Chairman).

COMPENSATION OF DIRECTORS AND RELATED MATTERS

    Directors who are employees of the Company, and Directors serving on the Board as representatives of ML&Co. and certain of its affiliates, do not receive any compensation for serving on the Board of Directors of either the Company or Ann Taylor. Directors who are not employees of the Company or representatives of ML&Co. or its affiliates receive $20,000 in compensation annually, plus $750 for each meeting of the Board or committee of the Board in which they participate.

    Mr. Armstrong and Mr. Burke serve on the Boards of Directors of the Company and Ann Taylor as representatives of ML&Co and certain of its affiliates. In 1993, Messrs. Armstrong and Burke, together with other colleagues from ML Capital Partners, founded Stonington Partners, formerly known as First Capital Partners, Inc. In July 1994, Messrs. Armstrong and Burke left the employment of ML&Co., although each has continued to serve as a director of certain companies, including the Company and Ann Taylor, in which ML&Co. or certain of its affiliates have equity investments. In this connection, each of Messrs. Armstrong and Burke entered into a consulting agreement with ML Capital Partners which provides, among other things, for his continued availability to serve on the Boards of Directors of the Company, Ann Taylor and such other companies, unless requested to resign by ML Capital Partners, and for his compensation by ML Capital Partners for serving in such capacities and for other consulting services.

EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of the Company as of April 1, 1997:

NAME                                                                        POSITION AND OFFICES
--------------------------------------------------------  --------------------------------------------------------
J. Patrick Spainhour....................................  Chairman, Chief Executive Officer and Director of the
                                                          Company and Ann Taylor
Patricia DeRosa.........................................  President, Chief Operating Officer and Director of the
                                                          Company and Ann Taylor
Barry I. Shapiro........................................  Executive Vice President--General Manager-- Ann Taylor
                                                          Loft division of Ann Taylor
Walter J. Parks.........................................  Senior Vice President--Chief Financial Officer and
                                                          Treasurer of the Company and Ann Taylor
Jocelyn F.L. Barandiaran................................  Senior Vice President--General Counsel and Secretary of
                                                          the Company and Ann Taylor
James M. Smith..........................................  Vice President--Controller and Assistant Treasurer of
                                                          the Company and Ann Taylor

    Information regarding Mr. Spainhour and Ms. DeRosa is set forth above under "Incumbent Class I Directors" and "Incumbent Class II Directors", respectively.

    BARRY I. SHAPIRO, AGE 42. Mr. Shapiro has been Executive Vice President--General Manager-- AnnTaylor Loft division of Ann Taylor, since February 1996. He has been employed by Ann Taylor since 1990 and has held various positions, including Vice President of Merchandise Administration from October 1991 to March 1993, Senior Vice President--General Manager--Ann Taylor Factory Stores from March 1993 to February 1995, and Senior Vice President--General Manager--Ann Taylor Loft from March 1995 to February 1996.

    WALTER J. PARKS, AGE 38. Mr. Parks has been Senior Vice President--Chief Financial Officer of the Company and Ann Taylor since February 1997, and was Senior Vice President--Finance of the Company and Ann Taylor from February 1995 to February 1997. He has been employed by Ann Taylor since 1988 and has held various positions, including General Accounting Manager, Director of Financial Reporting and, from 1992 to 1995, Vice President of Financial Reporting.

    JOCELYN F.L. BARANDIARAN, AGE 36. Ms. Barandiaran has been Senior Vice President--General Counsel and Secretary of the Company and Ann Taylor since October 1996. She served as Vice President--General Counsel and Secretary of the Company and Ann Taylor from May 1992 to September 1996.

    JAMES M. SMITH, AGE 35. Mr. Smith has been Vice President--Controller and Assistant Treasurer of the Company since March 1997, and has been Vice President--Controller and Assistant Treasurer of Ann Taylor since February 1995. From February 1993 to January 1995, Mr. Smith was Director of Financial Reporting for Ann Taylor. From July 1983 to January 1993, Mr. Smith was employed by Deloitte & Touche, an accounting firm, including as senior manager for the last two of those years.

                             EXECUTIVE COMPENSATION

    The following table sets forth information regarding the annual and long-term compensation awarded or paid for each of the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers of the Company and Ann Taylor as of February 1, 1997, as well as information regarding compensation to the Company's former Chairman who resigned during fiscal 1996 (collectively, the "named executives"). Mr. Spainhour was not employed by the Company prior to fiscal year 1996; accordingly, no information is set forth in the table with respect to him for prior years.

                                    TABLE I
             SUMMARY OF COMPENSATION TO CERTAIN EXECUTIVE OFFICERS

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                      ANNUAL COMPENSATION               ---------------------------
                                          --------------------------------------------   RESTRICTED    SECURITIES      ALL OTHER
                               FISCAL                                  OTHER ANNUAL     STOCK AWARDS   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR      SALARY ($)   BONUS ($)(A)  COMPENSATION ($)       ($)        OPTIONS (#)      ($)(B)
---------------------------  -----------  -----------  ------------  -----------------  ------------  -------------  -------------
J. Patrick Spainhour (c)...        1996    $ 556,074    $  295,000       $  --           $1,293,750(d)     175,000     $  --
  Chairman and Chief               1995       --            --              --               --            --             --
  Executive Officer                1994       --            --              --               --            --             --
Barry I. Shapiro...........        1996      285,000        68,400          --               --             7,500          2,294
  Executive Vice                   1995      250,000        --              --               --            15,000          3,604
  President-- General              1994      175,000        63,000          --               --            50,000          2,250
  Manager--Ann Taylor Loft
Walter J. Parks............        1996      215,000        32,250          --               --             7,500          2,312
  Senior Vice President--          1995      165,000        --              --               --            10,000          3,686
  Chief Financial Officer          1994      114,432        30,225                           --             7,500          1,989
Jocelyn F.L. Barandiaran...        1996      215,000        32,250          --               --             5,000         --
  Senior Vice President--          1995      200,000        --              --               --             7,500         --
  General Counsel and              1994      175,725        76,200                                         15,000         --
  Secretary
Sally Frame Kasaks (e).....        1996      454,313        --              59,215(f)        --            --          1,041,074(g)
  Former Chairman and Chief        1995      780,000        --               8,924(h)        --            50,000         12,275(i)
  Executive Officer                1994      750,000       450,000          --               --           170,000          2,375
Paul E. Francis (j)........        1996      335,000        80,400          --               --            --              1,988
  Former Executive Vice            1995      335,000        --              --               --            30,000          3,479
  President--Finance and           1994      325,000       156,000          --               --            80,000          1,625
  Administration

------------------------
(a) Bonus awards were paid pursuant to the Company's Management Performance Compensation Plan, except that a portion of the bonus amount indicated for Mr. Spainhour for 1996 was a guaranteed bonus paid to Mr. Spainhour in accordance with the terms of his employment agreement with the Company.

(b) Except as otherwise indicated, represents contributions made by the Company on behalf of the named executives to its 401(k) Savings Plan.

(c) Mr. Spainhour joined the Company as President and Chief Operating Officer in February 1996 and was promoted to Chairman and Chief Executive Officer effective August 23, 1996.

(d) Represents the market value, on February 1, 1997, of 75,000 restricted shares of Common Stock granted to Mr. Spainhour on December 13, 1996 in connection with his promotion to Chairman and Chief Executive Officer of the Company. Mr. Spainhour's rights to these shares vest with respect to one-third of the grant per year on each of the first three anniversaries of the effective date of his promotion, subject to his continued employment by the Company. Mr. Spainhour would be entitled to receive dividends on these restricted shares if any dividends are paid by the Company on its Common Stock.

(e) Ms. Kasaks resigned from her position as Chairman and Chief Executive Officer of the Company and Ann Taylor effective August 23, 1996.

(f) Includes a payment of $57,530 in respect of taxes owed on the forgiveness of interest relating to the $500,000 loan from the Company.

(g) Pursuant to the terms of Ms. Kasaks' employment agreement and in connection with her resignation from the Company, includes (i) $440,802 of severance compensation, (ii) forgiveness by the Company of the $500,000 loan to Ms. Kasaks, (iii) forgiveness of interest of $58,987 on the $500,000 loan and
    (iv) $40,000 paid in lieu of outplacement services and for financial planning services.

(h) Represents a payment in respect of taxes owed on the forgiveness of interest relating to the $500,000 loan from the Company.

(i) Includes forgiveness of interest of $9,150 on the $500,000 loan from the Company.

(j) Mr. Francis resigned from his positions with the Company and Ann Taylor effective February 14, 1997.

    The following table sets forth certain information with respect to stock options awarded during fiscal year 1996 to the named executives listed in Table I above. These option grants also are reflected in Table I. In accordance with Securities and Exchange Commission ("Commission") rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                                    TABLE II
                   STOCK OPTIONS GRANTED IN FISCAL YEAR 1996

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                  # OF        % OF TOTAL #                              ANNUAL RATES OF STOCK
                                               SECURITIES      OF OPTIONS                                PRICE APPRECIATION
                                               UNDERLYING      GRANTED TO      EXERCISE                  FOR OPTION TERM(A)
                                                OPTIONS       EMPLOYEES IN       PRICE     EXPIRATION   ---------------------
NAME                                            GRANTED        FISCAL 1996     ($/SHARE)      DATE        5%($)     10% ($)
-------------------------------------------  --------------  ---------------  -----------  -----------  ---------  ----------
J. Patrick Spainhour.......................       100,000(b)         23.0%        14.500      2/19/06     913,000   2,313,000
                                                   75,000(c)         17.2%        18.625     12/12/06     880,125   2,226,375
Barry I. Shapiro...........................         7,500(d)          1.7%        17.125       5/1/06      80,663     204,713
Walter J. Parks............................         7,500(d)          1.7%        17.125       5/1/06      80,663     204,713
Jocelyn F.L. Barandiaran...................         5,000(d)          1.2%        17.125       5/1/06      53,775     136,475
Sally Frame Kasaks.........................        --              --             --           --          --          --
Paul E. Francis............................        --              --             --           --          --          --

------------------------
(a) These columns show the hypothetical realizable value of the options at the end of the ten-year term of the options, assuming that the market price of the Common Stock subject to the options appreciates in value at the annual rate indicated in the table, from the date of grant to the end of the option term.

(b) These options vest 50% on each of February 19, 1997 and February 19, 1998 and are subject to accelerated vesting in accordance with the Stock Option Plan, as described in footnote (d) below.

(c) These options are "performance vesting" options which vest on the terms applicable to "performance vesting" options described in footnote (d) below, including the accelerated vesting provisions of the Stock Option Plan described in footnote (d).

(d) One-third of the options granted to each of these named executives are "time vesting" options that vest 25% per year on each of the first through fourth anniversaries of the date of grant. The remaining two-thirds of these options are "performance vesting" options that become fully exercisable upon the earliest to occur of: (i) the ninth anniversary of the date of grant,
    (ii) the date on which the closing price of the Common Stock on the New York Stock Exchange is at least $35.00 per share, provided that this occurs before the fifth anniversary of the date of grant, and (iii) the date on which the Company's aggregate consolidated net income before extraordinary items for four consecutive quarters equals at least $1.50 per share, provided that this occurs before the fifth anniversary of the date of grant. If the Company achieves 80% of either of the performance measures described in (ii) or (iii) above by the fifth anniversary of the date of grant, then a portion of the performance vesting options becomes exercisable, equal to 25% of the number of shares included in the grant plus 3.75% for every percentage point by which performance exceeds 80% of the measure. Upon the occurrence of one of the following "Acceleration Events," all options will become vested: (i) any person (excluding certain specified persons) becomes the owner of at least 20% of the Common Stock, (ii) a majority of the Board of Directors changes, or (iii) a merger or other specified event occurs.

    The following table shows the number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each such officer at the end of fiscal year 1996, and the value of all such options that were "in the money" (i.e., the market price of the Common Stock was greater than the exercise price of the options) at the end of fiscal year 1996. None of the named executives exercised any stock options during the 1996 fiscal year.

                                   TABLE III
                         FISCAL YEAR END OPTION VALUES

                                         NUMBER OF SECURITIES
                                        UNDERLYING UNEXERCISED        $ VALUE OF UNEXERCISED
                                                OPTIONS                IN-THE-MONEY OPTIONS
                                         AT END OF FISCAL 1996        AT END OF FISCAL 1996
NAME                                   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(A)
-----------------------------------  -----------------------------  --------------------------
J. Patrick Spainhour...............                0/175,000                  $0/$275,000
Barry I. Shapiro...................           21,382/64,618                   $0/$937
Walter J. Parks....................            7,553/22,917               $4,912/$937
Jocelyn F.L. Barandiaran...........           26,125/26,375                   $0/$625
Sally Frame Kasaks.................          359,758/0                        $0/$0
Paul E. Francis....................           71,833/108,167                  $0/$0

------------------------
(a) Calculated based on the closing market price of the Common Stock of $17.25 on January 31, 1997, the last trading day in fiscal year 1996, less the amount required to be paid upon exercise of the option.

    PENSION PLAN. Ann Taylor adopted, as of July 1, 1989, a defined benefit retirement plan for the benefit of employees of Ann Taylor and its wholly owned subsidiaries (the "Pension Plan"). The Pension Plan is a "cash balance pension plan" intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). An account balance is established for each participant, which is credited with a benefit equal to 3% of compensation during each of the participant's first ten years of service, 4% of compensation during each of the participant's next five years of service, and 5% of compensation during each of the participant's years of service in excess of fifteen. Compensation for this purpose includes salary, bonus and certain other benefits. The Code limits the compensation that may be taken into account under the Pension Plan for any participant. Participants' accounts are credited with interest quarterly, at a rate equal to the average one-year Treasury bill rate. Retirement benefits are determined by dividing the amount of a participant's account by a specified actuarial factor, subject, however, to the limitation imposed by the Code. Participants are fully vested in their accounts after completion of five years of service. Participants receive credit for service with Ann Taylor prior to July 1, 1989 for purposes of vesting and determining the percentage of compensation that will be credited to their accounts.

    As of February 1, 1997, the credited years of service under the Pension Plan for Mr. Shapiro was 5.0 years; Mr. Parks 7.25 years; Ms. Barandiaran 3.75 years; Ms. Kasaks 10 years; and Mr. Francis 2.75 years. Mr. Spainhour was not a participant in the Pension Plan during fiscal year 1996. The estimated monthly retirement benefit, payable as a single life annuity, that would be payable to each of the executives named in Table I above who were participants in the plan during fiscal year 1996, assuming retirement as of December 31, 1996, the commencement of payments at age 65 and annual interest at the rate of 7%, is as follows: Mr. Shapiro, $707; Mr. Parks, $1,005; Ms. Barandiaran, $778; Ms. Kasaks, $537; and Mr. Francis, $429. These benefits would not be subject to any reduction for social security benefits or other offset amounts.

    The estimated supplemental annual retirement benefit to which Ms. Kasaks would be entitled pursuant to the employment agreement between Ms. Kasaks and the Company described below, beginning at age 55, would be approximately $164,000 after taking into account offsets for other pension benefits.

    EMPLOYMENT AGREEMENTS. Pursuant to an employment agreement effective February 1, 1994 (the "Kasaks Agreement"), Ms. Sally Frame Kasaks was employed as Chairman of the Board and Chief Executive Officer of the Company. The agreement provided for an initial term of three years, subject to annual renewal. Under the terms of the Kasaks Agreement, Ms. Kasaks was entitled to an annual base salary of not less than $750,000, and was entitled to participate in the Company's annual bonus and stock option plans as well as other Company benefit programs. Ms. Kasaks resigned from her employment with the Company and Ann Taylor effective August 23, 1996. Pursuant to the terms of the Kasaks Agreement, Ms. Kasaks is receiving severance compensation for 18 months following her separation, at an annual rate equal to the sum of her base salary at the time of separation plus the average of annual bonuses earned by her during the previous three years. In fiscal 1996, these severance payments totaled $440,802. The Kasaks Agreement also provided for a loan to Ms. Kasaks of $500,000, the principal and interest on which were forgiven upon Ms. Kasaks' separation of employment. See "Indebtedness of Management". In addition, the Company paid Ms. Kasaks $40,000 in satisfaction of its obligation to provide outplacement and financial planning services to Ms. Kasaks under the Kasaks Agreement.

    The Kasaks Agreement also provided Ms. Kasaks with a supplemental retirement benefit (the "SERP") equal to 50 percent of her "final average compensation" (the highest average of her annual salary and bonus over a period of three consecutive fiscal years, except that the maximum bonus to be taken into account for any year could not exceed Ms. Kasaks' salary for that year), reduced by social security benefits and amounts payable under any Company pension plan. In accordance with the terms of the Kasaks Agreement, Ms. Kasaks' rights in the SERP became fully vested (although subject to reduction to reflect actual and deemed service of less than 15 years) upon Ms. Kasaks' separation of employment. The SERP provides a 50% survivor benefit to Ms. Kasaks' spouse for his life. Payment of the SERP benefits is subject to Ms. Kasaks' continued compliance with certain noncompete and nonsolicitation provisions contained in the Kasaks Agreement. The estimated supplemental annual retirement benefit which Ms. Kasaks is entitled to receive pursuant to the SERP, beginning at age 55, is approximately $164,000, after taking into account offsets for other pension benefits.

    Effective as of February 19, 1996, the Company and Mr. J. Patrick Spainhour entered into an employment agreement in connection with his commencement of service as an employee of the Company. This agreement was amended as of August 23, 1996 (as amended, the "Spainhour Agreement") in connection with Mr. Spainhour's promotion to Chairman and Chief Executive Officer of the Company. The Spainhour Agreement provides for Mr. Spainhour's employment as Chairman and Chief Executive Officer of the Company for a term of three years, which term is automatically extended on an annual basis for one additional year unless either party provides six months' notice that it does not wish to extend the term (a "Nonrenewal Notice"). Under the terms of the Spainhour Agreement, Mr. Spainhour currently is entitled to an annual base salary of not less than $650,000, and, as of January 1, 1998, is entitled to an annual base salary of not less than $725,000. Mr. Spainhour also is entitled to participate in the Company's annual bonus and stock option plans, as well as other Company benefit programs.

    Pursuant to the terms of the Spainhour Agreement, Mr. Spainhour was granted under the Stock Option Plan an option to purchase 100,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date Mr. Spainhour commenced employment with the Company. These options vest 50% on each of the first two anniversaries of the date of grant and are subject to accelerated vesting and termination in accordance with the terms of the Stock Option Plan. In addition, in connection with his promotion to Chairman and Chief Executive Officer of the Company, Mr. Spainhour received (i) a performance vesting option to purchase 75,000 shares of Common Stock under the Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant, which option vests on the ninth anniversary of the date of grant, subject to earlier vesting upon the occurrence of certain performance criteria and subject to accelerated vesting and termination in accordance with the terms of the Stock Option Plan; and (ii) 75,000 restricted shares of Common Stock, one-third of which shall vest on each of the first three anniversaries of the effective date of the amendment to the Spainhour Agreement, subject to accelerated vesting, or upon the termination of Mr. Spainhour's employment for other than Cause or by Mr. Spainhour for Good Reason (as such terms are defined in the Stock Option Plan).

    In the event of termination of Mr. Spainhour's employment by the Company without Cause, or by Mr. Spainhour for Good Reason, or in the event of the expiration of the term of the Spainhour Agreement by reason of a Nonrenewal Notice provided by the Company, Mr. Spainhour shall be entitled, among other things, to receive, for the longer of one year or the remaining term of the Spainhour Agreement, an amount representing his salary plus the average of his last three annual bonuses, subject to Mr. Spainhour's compliance with the noncompete and nonsolicitation provisions of the Spainhour Agreement. If any payments or benefits received by Mr. Spainhour would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Mr. Spainhour such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to such excise tax.

    Effective as of December 9, 1996, the Company and Ms. Patricia DeRosa entered into an employment agreement (the "DeRosa Agreement") in connection with her commencement of service as an employee of the Company. The DeRosa Agreement provides for Ms. DeRosa's employment as President and Chief Operating Officer of the Company for a term of three years. Under the terms of the DeRosa Agreement, Ms. DeRosa is entitled to an annual base salary of not less than $600,000 and is entitled to participate in the Company's annual bonus and stock option plans, as well as other Company benefit programs.

    Pursuant to the terms of the DeRosa Agreement, Ms. DeRosa was granted under the Stock Option Plan an option to acquire 100,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on November 25, 1996. One half of these options are "time vesting options," one-third of which become exercisable on each of the first three anniversaries of the commencement of Ms. DeRosa's employment. The other half of the options are "performance vesting options" which vest on the ninth anniversary of Ms. DeRosa's employment, subject to earlier vesting upon the occurrence of certain performance criteria and subject to accelerated vesting and termination in accordance with the terms of the Stock Option Plan. In addition, Ms. DeRosa received 30,000 restricted shares of Common Stock and 20,000 restricted units which represent the right to receive a cash payment based on the closing price of the Common Stock on the trading date immediately preceding the date the restrictions lapse. One-third of each of the restricted shares and restricted units vest on each of the first three anniversaries of the effective date of the DeRosa Agreement.

    In the event of termination of Ms. DeRosa's employment by the Company without Cause or by Ms. DeRosa for Good Reason, Ms. DeRosa shall be entitled, among other things, to receive (i) for the longer of one year or the remaining term of the DeRosa Agreement, an amount representing her base salary and (ii) the bonus for the season in which the date of termination occurs pro rated to reflect the number of days in such season through Ms. DeRosa's date of termination, subject to Ms. DeRosa's compliance with the noncompete and nonsolicitation provisions of the DeRosa Agreement. If any payments or benefits received by Ms. DeRosa would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Ms. DeRosa such additional amounts as may be necessary to place her in the same after-tax position as if the payments had not been subject to such excise tax.

    In connection with Mr. Paul E. Francis' resignation, effective February 14, 1997, the Company and Mr. Francis entered into a Separation Agreement (the "Francis Agreement"), pursuant to which Mr. Francis will receive cash compensation of up to $335,000, less taxes, which amount shall be payable in semi-monthly installments until the earlier of February 14, 1998 or Mr. Francis' procurement of other full-time employment. Pursuant to the Francis Agreement, all "performance vesting options" and certain "time vesting options" granted to Mr. Francis pursuant to the Company's Stock Option Plan shall remain outstanding and eligible for vesting and exercise pursuant to their terms until February 28, 1999, at which time all unexercised or unvested options shall be canceled.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The aim of the Company's compensation practices is to attract and retain highly motivated, results-oriented executives of experience and ability. In 1996, executive compensation generally had two principal components: (i) cash compensation, consisting of both a base salary and a variable performance-based portion that is dependent upon short-term Company operating profits, and (ii) stock option grants, the value of which is dependent upon the long-term performance of the Company. This structure was established in order to provide executives with incentive to remain with the Company and to direct their efforts towards building the long-term profitability of the Company and the value of its stock.

    The Company may also make grants of shares of restricted stock when deemed necessary in order to attract or provide incentive to key executive officers, or to provide an incentive to, or reward outstanding performance by, junior level management associates, when it believes these grants will be more effective incentive tools than stock option grants.

    In determining an individual executive's compensation, consideration is given to, among other things, the executive's experience and historical and anticipated contribution to the Company. Consideration also is given to the amount and forms of compensation paid to like executives by other companies in the Company's industry, including companies among the Dow Jones Specialty Apparel Retailers Index, to the extent that such information is available. No specific weight is given to any of these considerations.

CASH COMPENSATION

    An executive's total annual cash compensation is intended to compensate the executive fairly. In the view of the Company, "fair" compensation is generally at the middle to upper end of the range for the industry, taking into consideration the individual executive's experience and historical and expected contribution to the Company. The Company has found that, in attracting executives from other companies, in many instances it has had to offer annual cash compensation (base salary plus performance compensation) that is at the upper end of the industry range.

    The executive's base salary is set at an amount that is less than the executive's targeted total cash compensation level; in order to attain the targeted compensation level, the executive is dependent upon earning the variable, performance-based component that is provided for under the Company's Management Performance Compensation Plan (the "Performance Compensation Plan"). Under the Performance Compensation Plan, the Compensation Committee establishes operating profit targets each Spring and Fall season. If the Company achieves these targets, performance compensation is paid and, when added to the executive's base compensation, should result in the executive achieving his or her targeted "fair" compensation level. If the Company performs exceptionally well, the executive's contribution to this performance would also be reflected by a greater performance compensation payment under the plan. Similarly, failure of the Company to reach its objectives would result in the executive's performance compensation, and thus total cash compensation, being less than the targeted level. This cash compensation structure is intended to provide executives with a balance between compensation security and appropriate incentives to use their best efforts to cause the Company to achieve and exceed its profit objectives.

LONG-TERM INCENTIVE COMPENSATION

    The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and retain those executives and senior management-level associates who make the greatest contribution to the business, and who can have the greatest effect on the long-term profitability of the Company. The exercise price of stock options is set at a price equal to or greater than the market price of the Common Stock at the time of the grant. The options, therefore, do not have any value to the executive unless the market price of the Common Stock rises. At least a portion of the stock options granted to senior executives typically are "performance vesting" options, which do not vest for at least five years unless specified earnings or Common Stock trading price targets are met (see Table II above and "Analysis of 1996 Compensation of Chief Executive Officer" below). The Committee believes that these options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

    Stock options are often awarded as part of an individualized compensation package developed for a newly hired executive. The Compensation Committee also believes it is appropriate to make periodic grants of stock options, approximately annually, in order to provide continuing incentives to management and to remain competitive with industry peers and leaders. In making periodic stock option grants to executives, the Committee also considers the amount of stock options previously granted to them.

ANALYSIS OF 1996 COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee typically takes action with respect to executive compensation at the commencement of the fiscal year. In light of the Company's disappointing financial performance in fiscal 1995, the Compensation Committee did not deem it appropriate to award any increase in compensation to the Company's then-Chairman and Chief Executive Officer, Sally Frame Kasaks, for fiscal 1996, nor did it make any grant of stock options to her. Ms. Kasaks' performance compensation percentage under the Performance Compensation Plan was set at 25% for each of the Spring and Fall seasons in 1996 (50% on an annualized basis). Because the Company did not meet the operating income targets set for the Spring 1996 season, Ms. Kasaks did not receive any performance compensation for that season. Ms. Kasaks left the Company before the completion of the Fall 1996 season and, accordingly, she did not receive any performance compensation for that season either.

    Following Ms. Kasaks' separation of employment in August 1996, the Board of Directors promoted the Company's then-President and Chief Operating Officer, J. Patrick Spainhour, to the position of Chairman and Chief Executive Officer. In connection with such promotion, Mr. Spainhour's base compensation was increased from $525,000 to $650,000. The Committee had awarded to Mr. Spainhour in connection with his initial hiring a time-vesting option to purchase 100,000 shares of Common Stock. In connection with his promotion to Chairman and Chief Executive Officer, the Committee awarded Mr. Spainhour a performance-vesting option to purchase 75,000 shares of Common Stock and also awarded him 75,000 shares of restricted Common Stock. These stock-based awards were intended to provide Mr. Spainhour with appropriate incentive to improve the Company's long-term financial performance. The terms of these awards are described above under "Employment Agreements". Mr. Spainhour's performance compensation percentage under the Performance Compensation Plan was set at 20% for the Spring 1996 season (40% on an annualized basis) and, following his promotion, was increased to 25% for the Fall 1996 season (50% on an annualized basis). In determining Mr. Spainhour's compensation as Chairman and Chief Executive Officer, the Committee took into consideration the greater responsibilities of Mr. Spainhour's new office, the compensation of his immediate predecessor, and competitive salaries and incentives awarded to other chief executives in the Company's industry, among other things. Although the Company did not meet the operating income target set for the Spring 1996 season under the Performance Compensation Plan, Mr. Spainhour received a guaranteed $100,000 bonus for the Spring season pursuant to his original employment agreement with the Company. The Company exceeded the operating profit target established by the Committee for the Fall 1996 season, and Mr. Spainhour received a bonus under the Performance Compensation Plan of $195,000 for the Fall season.

COMPENSATION REVIEW

    Under the direction of the Compensation Committee, in Spring 1997 the Company engaged an independent, nationally recognized compensation consultant to evaluate the Company's compensation practices. The compensation consultant has been asked to evaluate the competitiveness of the Company's compensation programs and to propose revisions to these programs to provide more effective incentives to executives and to tie at least a portion of executive incentive compensation directly to achievement of individual performance objectives, in addition to overall Company performance.

    Although the compensation consultant's review is not yet complete, the consultant has recommended that the Performance Compensation Plan be amended to provide the Compensation Committee with more flexibility in establishing performance targets under the plan, so that the Committee would have the ability to establish different performance targets for different participants, to better reflect individual participants' roles in the Company, their scope of influence on corporate results, and the achievement of individual performance objectives. The Board of Directors has adopted the Performance Plan Amendment in order to implement this recommendation. In order for the Performance Compensation Plan to continue to satisfy the requirements of Section 162(m) of the Code regarding the tax deductibility of executive compensation, this amendment requires stockholder approval. Determination of employee participation in the Performance Compensation Plan and individual performance criteria for the Fall 1997 season and subsequent periods will be made by the Compensation Committee in the context of the ultimate compensation structure approved by the Compensation Committee and the Board of Directors, following conclusion of the compensation consultant's study and evaluation of their recommendations.

    The Compensation Committee expects that the compensation consultant's analysis of the Company's compensation programs will be completed in June 1997. The Compensation Committee expects that, following the consultant's report, the Compensation Committee will recommend to the Board of Directors and senior management modifications to some or all of the Company's current compensation programs and practices, to be implemented commencing with the Fall 1997 season.

                                          ROCHELLE B. LAZARUS (CHAIRMAN)
                                          GERALD S. ARMSTRONG
                                          JAMES J. BURKE, JR.
                                          HANNE M. MERRIMAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As of the Record Date, ML&Co. and certain of its affiliates beneficially owned an aggregate of approximately 24% of the outstanding Common Stock. Messrs. Armstrong and Burke serve on the Boards of Directors of the Company and Ann Taylor as representatives of ML&Co. and its affiliates. Accordingly, ML&Co. and its affiliates are in a position to influence the management of the Company. Messrs. Armstrong and Burke are also members of the Compensation Committee of the Board of Directors of the Company.

    In connection with the sale in April and May 1996 of an aggregate of $100,625,000 of 8 1/2% Company-Obligated Mandatorily Redeemable Convertible Preferred Securities by the Company's financing vehicle, AnnTaylor Finance Trust, ML&Co. and Merrill Lynch received $1,207,500 in connection with services as placement agents for this transaction. The Company agreed to indemnify ML&Co. and Merrill Lynch, as placement agents, against certain liabilities under the federal securities laws, in connection with this transaction.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the percentage changes in the Company's cumulative total stockholder return on the Company's Common Stock for the five-year period ended February 1, 1997, with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Specialty Apparel Retailers Index ("DJ Apparel") for the same period. In accordance with the rules of the Commission, the returns are indexed to a value of $100 at January 31, 1992 and assume that all dividends were reinvested.

             COMPARISON OF FIVE-YEAR ANNUAL CUMULATIVE TOTAL RETURN
                ANN TAYLOR, S&P 500 INDEX, AND DJ APPAREL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      DJ
  DATE     ANN TAYLOR STORES   S&P 500   RETAILERS-SPECIALTY-APPAREL
2/1/92                   100        100                           100
1/30/93                   97        111                            95
1/29/94                   99        125                            88
1/28/95                  155        125                            79
2/3/96                    52        174                            92
2/1/97                    78        220                           110

                           INDEBTEDNESS OF MANAGEMENT

    As of the date of her separation from the Company, Ms. Kasaks owed the Company the principal amount of $500,000 pursuant to a promissory note executed pursuant to the Kasaks Agreement. In connection with Ms. Kasaks' separation of employment, in accordance with the terms of the Kasaks Agreement, the Company forgave the $500,000 loan, plus interest of $58,987 on this loan, and paid $57,530 in respect of taxes owed by Ms. Kasaks on such interest.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and certain officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's Common Stock. To the Company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company during the fiscal year ended February 1, 1997, or written representations from certain reporting persons that no Forms 5 were required for those persons, all transactions were reported on a timely basis, except that (i) small purchases of Common Stock were made by Mr. Francis during fiscal 1996 through monthly payroll deductions under the Company's Associate Stock Purchase Plan; although Form 4 filings aggregating these purchases were not made, the information required on these reports was included in Mr. Francis' Fiscal 1996 Form 5 filing; and (ii) Ms. DeRosa's initial report on Form 3 following her joining the Company in December 1996 was filed one month late.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

    As of the April 21, 1997 Record Date, the outstanding Common Stock was held of record by 760 stockholders. The following table sets forth certain information as of the Record Date concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the named executives listed in Table I above, and by all directors and executive officers as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

                                                                                            NO. OF
                                                                                           SHARES OF
    NAME OF BENEFICIAL OWNER                                                             COMMON STOCK      PERCENT
--------------------------------------------------------------------------------------  ---------------  -----------
Merrill Lynch & Co., Inc. and certain affiliates (a)..................................      6,159,018          24.1%
FMR Corp. (b).........................................................................      3,769,045          14.7%
Massachusetts Financial Services Company (c)..........................................      2,584,500          10.1%
The Capital Group Companies, Inc. (d).................................................      1,855,900           7.3%
T. Rowe Price Associates, Inc. (e)....................................................      1,309,300           5.1%
Gardner Lewis Asset Management, L.P. (f)..............................................      1,285,400           5.0%
J. Patrick Spainhour (g)..............................................................        125,000             *
Barry I. Shapiro (g)..................................................................         31,246             *
Walter J. Parks (g)...................................................................          9,636             *
Jocelyn F.L. Barandiaran (g)..........................................................         32,416             *
Sally Frame Kasaks (g)................................................................        410,758           1.6%
Paul E. Francis (g)...................................................................        145,430             *
Gerald S. Armstrong (h),(i)...........................................................         10,964             *
James J. Burke, Jr. (h)...............................................................         52,920             *
Robert C. Grayson.....................................................................         15,000             *
Rochelle B. Lazarus (j)...............................................................            600             *
Hanne M. Merriman.....................................................................            200             *
All executive officers and directors as a group (11 persons) (k)......................        313,141           1.2%

------------------------
*   Less than 1%

(a) Pursuant to a Schedule 13G dated February 11, 1997 and filed with the Commission by ML&Co., its subsidiary Merrill Lynch Group, Inc. ("ML Group") and certain of their affiliates (collectively, the "Merrill Lynch Entities"), ML&Co. and ML Group are deemed to beneficially own an aggregate of 6,159,018 shares of Common Stock, including 6,155,118 shares beneficially owned by them and the other Merrill Lynch Entities. ML Group may be deemed to beneficially own an aggregate of 6,159,018 shares as a result of its control of its wholly-owned subsidiaries (i) Merrill Lynch Capital Partners, which is the general partner of (A) MLCP Associates L.P. No. I that owns of record 29,834 shares, and (B) Merrill Lynch LBO Partners No. B-I, L.P., a limited partnership that acts as general partner of Merrill Lynch Capital Appreciation Partnership No. B-II that owns of record 3,010,249 shares and ML Offshore LBO Partners No. B-II that owns of record 1,756,892 shares; (ii) KECALP Inc. and Merrill Lynch MBP Inc., each of which acts as general partners of limited partnerships that are record owners of shares (no such limited partnership is the record holder of more than 5% of the outstanding Common Stock); and (iii) ML IBK Positions, Inc. that owns of record 851,656 shares. In addition, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, a wholly owned subsidiary of ML&Co. and a registered broker-dealer, may be deemed to beneficially own shares as a result of acting as a sponsor of five unit investment trusts, none of which individually or together owns more than 5% of the Common Stock. The Merrill Lynch Entities are deemed to have shared voting and investment power with other ML&Co. affiliates with respect to the shares of Common Stock deemed to be beneficially owned by them. The address for ML&Co. and ML IBK Positions, Inc. is 250 Vesey Street, World

    Financial Center, North Tower, New York, New York 10281. The address for ML Offshore LBO Partnership No. B-II is P.O. Box 25, Roseneath, The Grange, St. Peter Port, Guernsey, The Channel Islands. The address for each of the other Merrill Lynch Entities is 225 Liberty Street, New York, New York 10080.

(b) Pursuant to Schedule 13-G dated March 7, 1997 filed with the Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, FMR Corp. had sole voting power with respect to 7,400 shares and sole dispositive power with respect to 3,769,045 shares. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(c) Pursuant to a Schedule 13-G dated February 24, 1997 filed with the Commission by Massachusetts Financial Services Company ("MFS"), MFS had sole voting power with respect to 2,444,000 shares and sole dispositive power with respect to 2,584,500 shares. The address for MFS is 500 Boylston Street, Boston, MA 02116.

(d) The Capital Group Companies, Inc. ("The Capital Group") is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over securities reported. The investment management companies and several investment advisers provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. The Capital Group does not have investment power or voting power over any of the securities reported; however, it may be deemed to "beneficially own" such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to a Schedule 13-G dated February 14, 1997 filed with the Commission by The Capital Group and its subsidiary, Capital Research and Management Company ("Capital Research"). The Capital Group is deemed to beneficially own and have sole voting power with respect to 289,500 shares, and sole dispositive power with respect to 1,855,900 shares, and Capital Research is deemed to beneficially own and have sole dispositive power with respect to 1,270,000 shares as a result of acting as an investment adviser to various investment companies. Each of The Capital Group and Capital Research disclaims beneficial ownership of the shares deemed to be beneficially owned by them under the Exchange Act. The address for The Capital Group and Capital Research is 333 South Hope Street, Los Angeles, California 90071.

(e) Pursuant to a Schedule 13-G dated February 14, 1997 filed with the Commission by T. Rowe Price Associates, Inc. ("T. Rowe Price"), T. Rowe Price has sole voting power with respect to 1,900 shares and sole dispositive power with respect to 1,309,300 shares. The shares reported as beneficially owned by T. Rowe Price are owned by various individual and institutional investors to which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(f) Pursuant to Schedule 13-G dated February 13, 1997 filed with the Commission by Gardner Lewis Asset Management, L.P. ("Gardner Lewis"), Gardner Lewis had sole voting power with respect to 1,124,200 shares, shared voting power with respect to 22,200 shares, and sole dispositive power with respect to 1,285,400 shares. The address for Gardner Lewis is 285 Wilmington -- West Chester Pike, Chadds Ford, PA 19317.

(g) The shares listed include shares subject to options exercisable within 60 days of April 21, 1997 as follows: Mr. Spainhour, 50,000 shares; Mr. Shapiro, 29,123 shares; Mr. Parks, 9,636 shares; Ms. Barandiaran, 30,416 shares; Ms. Kasaks, 339,758 shares; Mr. Francis, 95,000 shares.

(h) James J. Burke, Jr. and Gerald S. Armstrong serve on the Board of Directors of the Company and Ann Taylor as designees of ML&Co. and certain of its affiliates, and are directors of ML Capital Partners. Each of Messrs. Burke and Armstrong disclaims beneficial ownership of shares beneficially owned by the Merrill Lynch Entities.

(i) 3,000 of these shares are held by Mr. Armstrong's wife, as Custodian for their children. Mr. Armstrong disclaims beneficial ownership of these shares.

(j) Shares are held in a pension fund of which Ms. Lazarus' husband is the sole beneficiary. Ms. Lazarus has no voting or investment power with respect to these shares.

(k) The shares listed include 124,174 shares subject to options exercisable within 60 days of April 21, 1997.

                                   PROPOSAL 2

                          APPROVAL OF AN AMENDMENT TO
                        THE COMPANY'S 1992 STOCK OPTION
                    AND RESTRICTED STOCK AND UNIT AWARD PLAN

    The Company maintains the AnnTaylor Stores Corporation 1992 Stock Option and Restricted Stock and Unit Award Plan (as amended and restated as of February 23, 1994, the "Stock Option Plan"). In March 1997, the Board of Directors adopted an amendment to the Stock Option Plan that would increase by 1,500,000 the number of shares of Common Stock available for the grant of options, and in April 1997, the Board of Directors adopted an additional amendment (together with the March 1997 amendment, the "Amendment") that would establish a maximum number of shares with respect to which options, restricted stock awards and restricted unit awards may be granted to any employee during any fiscal year.

    Subject to approval by stockholders, the Amendment will be effective as of February 20, 1997. If the Amendment is not approved by stockholders, the Stock Option Plan will continue in effect without the additional number of available shares and under its current terms.

    The following description of the Amendment and the Stock Option Plan is not intended to be complete and is qualified in its entirety by the complete text of the Amendment, attached to this Proxy Statement as Exhibit A, and by the Stock Option Plan which was filed as Exhibit 10.14 to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, filed with the Commission on May 1, 1997. Capitalized terms used and not defined herein have the meanings assigned to them in the text of the Stock Option Plan.

REASONS FOR THE AMENDMENT

    INCREASE IN NUMBER OF AUTHORIZED SHARES. Under the Stock Option Plan, as adopted by the Company's stockholders on June 3, 1992 and as subsequently amended and restated and approved by the stockholders on June 1, 1994, 1,600,000 shares were authorized for issuance in connection with the grant of Options. As of February 1, 1997, Options outstanding under the Stock Option Plan covered a total of 1,346,443 shares of Common Stock and 110,157 shares remained available for grant. On February 20, 1997, the Compensation Committee of the Board of Directors approved the grant under the Stock Option Plan of Options to purchase an aggregate of 495,000 shares of Common Stock as follows: the named executives listed in Table I, 48,000 shares; all Executive Officers as a group (consisting of 6 persons), 55,500 shares; all other officers as a group (consisting of 40 persons), 294,500; and all other employees as a group (consisting of approximately 106 persons), 145,000 shares. These grants were made contingent upon obtaining stockholder approval of the increase in shares available for issuance of Options at the 1997 Annual Meeting of Stockholders. The Board of Directors believes that the proposed increase in the number of shares available for issuance of Options under the Stock Option Plan is necessary in order to meet the Company's objectives of attracting, motivating and retaining officers and other employees with experience and ability and increasing the officers' and other employees' identity of interest with the Company's stockholders. The Board of Directors also believes the availability of stock options is essential for the Company to compete with other companies offering similar plans in attracting and retaining experienced and qualified employees.

    Approval of a stock option plan amendment that increases the number of shares available for issuance pursuant to Options is no longer required by Rule 16b-3 under the Exchange Act. However, approval of the Amendment to the Stock Option Plan is being sought in accordance with (i) the requirements of paragraph 312.03(a) of the NYSE Listed Company Manual, which requires, as a prerequisite to listing on the NYSE, stockholder approval of an increase in the number of shares available under a stock option plan pursuant to which stock may be acquired by officers or directors, (ii) Section 162(m) of the Code and (iii) the terms of the Stock Option Plan.

    LIMITATION ON THE MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED TO ANY INDIVIDUAL. The Stock Option Plan is intended to qualify for the performance-based exclusion from the deduction limitation of Section 162(m) of the Code. One requirement of such exclusion is that an option plan contain, and stockholders approve, a maximum number of shares with respect to which options may be granted to any employee in any fiscal year. The Stock Option Plan has heretofore complied with this requirement by virtue of the special transition relief provided under the regulations issued under Section 162(m) for previously approved plans. Inasmuch as this relief expires as of the date of the 1997 Annual Meeting of Stockholders, the Amendment includes a prohibition on the grant to any employee during any fiscal year of stock options covering more than 400,000 shares of Common Stock or the grant of Restricted Stock Awards or Restricted Unit Awards (constituting performance based compensation within the meaning of Section 162(m) of the Code) covering more than 50,000 shares of Common Stock (in each case, subject to any adjustments pursuant to Section 6(i) of the Stock Option Plan).

DESCRIPTION OF PRINCIPAL FEATURES OF THE STOCK OPTION PLAN

    PURPOSE OF THE STOCK OPTION PLAN. The Stock Option Plan is intended to encourage stock ownership by employees of the Company and its subsidiaries, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees to remain in the employ of the Company and its subsidiaries and to put forth maximum efforts for the success of the Company's business.

    STOCK AVAILABLE FOR GRANTS AND AWARDS. The proposed Amendment increases the maximum number of shares reserved for options granted under the Stock Option Plan from 1,600,000 to 3,100,000, an increase of 1,500,000 shares. In addition, the Stock Option Plan reserves 67,000 shares of Common Stock for issuance in connection with Restricted Stock Awards under the Stock Option Plan and reserves for award a maximum of 33,000 Restricted Units under the Stock Option Plan. No change is proposed with respect to the number of Restricted Shares or Restricted Units available for awards under the Stock Option Plan.

    The available number of shares, as well as the number of shares subject to outstanding Options and Restricted Stock Awards and the exercise price of outstanding Options, are subject to adjustment in the event of certain changes in the Common Stock that would either dilute or enlarge the rights of holders of Options, Restricted Stock and Restricted Units. Shares subject to Options that cease to be exercisable, and Restricted Shares and Restricted Units that are forfeited, are subsequently available for purposes of future grants or awards under the Stock Option Plan.

    The Common Stock is listed and traded on the New York Stock Exchange. The closing sale price of a share of Common Stock on April 21, 1997 was $23.00.

    ADMINISTRATION. The Stock Option Plan is administered by the Compensation Committee of the Company's Board of Directors. The Committee consists of two or more directors, at least two of whom must be both "outside directors" within the meaning of Section 162(m) of the Code and "nonemployee directors" within the meaning of Rule 16b-3 of the Exchange Act. All action taken under the Stock Option Plan with respect to Executive Officers is taken solely by such outside directors. All grants and awards under the Stock Option Plan are made at the discretion of the Committee; the size of grants and awards to be received by any person or group of persons under the Stock Option Plan is therefore not determinable. Option Grants made to the named executives in fiscal year 1996 are set forth in Table II above. The number of stock options granted under the Stock Option Plan in the aggregate during the 1996 year were as follows: all Executive Officers as a group (consisting of 6 persons), 300,000 shares; all other officers as a group (consisting of 19 persons), 135,000 shares; and no other employees received stock options during fiscal year 1996.

    ELIGIBILITY. Options, Restricted Stock Awards and Restricted Unit Awards may be granted to officers and other employees of the Company and its subsidiaries, totaling approximately 6,400 people. In determining the persons to whom Options, Restricted Stock Awards and Restricted Unit Awards are granted and the number of shares or units to be covered by each Option, Restricted Stock Award and Restricted Unit Award, the Committee takes into account the recommendations of senior management, the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant in connection with accomplishing the purpose of the Stock Option Plan. Under the terms of the Amendment, no employee would be granted during any fiscal year Options covering more than 400,000 shares of Common Stock, or Restricted Stock Awards or Restricted Unit Awards (constituting performance based compensation within the meaning of Section 162(m) of the Code) covering more than 50,000 shares of Common Stock, in any fiscal year (subject to any adjustments pursuant to Section 6(i) of the Stock Option Plan).

    GRANT AND EXERCISE OF OPTIONS. The Stock Option Plan provides for the granting of nonqualified stock options ("NSOs"). Each Option granted pursuant to the Stock Option Plan is evidenced by a written Option Agreement between the Company and the Optionee, which provides the number of shares subject to such Option, the Option Price, the medium of payment for shares to be received upon exercise of the Option, the term of the Option (which may not exceed ten years), and any related performance criteria of the Option. Options may be exercised over such period, in cumulative installments or otherwise, or upon the satisfaction of such performance goals, as the Committee may determine. Options may be exercised for a period of up to ten years after the date of the grant. The exercise price of any Option granted must be at least 100 percent of the Fair Market Value of the Common Stock on the date of grant. The Stock Option Plan provides that the exercise price must be paid at the time of exercise through one of the following methods: (i) cash, (ii) delivery of already owned shares of Common Stock, (iii) a combination of cash and shares of Common Stock, or (iv) in the discretion of the Committee, a cashless exercise procedure through a broker. Subsequent to termination of employment with the Company, an Optionee may exercise Options only as follows: (i) in the case of termination by death or disability, for one year after termination with respect to Options exercisable on the date of such termination, or at such later time as the Committee may in its discretion determine but not beyond the date on which the Option would otherwise expire; (ii) in the case of termination other than by death, disability or cause, for three months after termination with respect to Options exercisable on the date of such termination, or at such later time as the Committee may in its discretion determine but not beyond the date on which the Option would otherwise expire. If an Optionee's employment is terminated for Cause, all unexercised Options held by such Optionee immediately terminate. Options granted under the Stock Option Plan are not transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by his or her guardian or legal representative.

    Upon the occurrence of certain "Acceleration Events" constituting a change in control of the Company, all Options not yet exercisable will become exercisable in full and the Company may cancel each such Option in exchange for a cash payment to each respective option holder in an amount per share equal to the difference between the per share exercise price of the Option and the Fair Market Value of a share of Common Stock, determined as of the date during the prior 60-day period that produces the highest Fair Market Value.

    AWARD OF RESTRICTED SHARES AND RESTRICTED UNITS. The Stock Option Plan provides for the grant of Restricted Stock Awards, which are awards of shares of Common Stock that may not be disposed of, except by will or the laws of descent and distribution, for a period of five years from the date on which the award is granted ("restricted period"), or such shorter period as the Committee determines. In addition, participants may be granted awards of Restricted Units, which entitle such participant to receive on the date on which the restricted period lapses an amount in cash equal, with respect to each such unit, to the Fair Market Value of one share of Common Stock on such date. Each award is evidenced by a Restricted Award Agreement between the Grantee and the Company. The Committee may provide that, with respect to Restricted Shares and Restricted Units, restrictions will lapse with respect to specified percentages of the awarded shares and units on successive anniversaries of the date of the award. The Committee may also impose such other conditions and restrictions on the Grants as it deems appropriate. During the restricted period, with respect to Restricted Shares, the employee is entitled to receive dividends and to vote the shares. If during the restricted period, the employee's continuous employment terminates for any reason, any Restricted Shares and any Restricted Units remaining subject to restrictions will be forfeited by the employee and transferred, at no cost, to the Company. The Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period. Upon the occurrence of certain "Acceleration Events" constituting a change in control of the Company, all restrictions outstanding with respect to Restricted Stock Awards and Restricted Unit Awards will automatically expire.

    AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the Stock Option Plan at any time. Unless sooner terminated by the Board of Directors, the Stock Option Plan will continue in effect until January 31, 2002. While the Board of Directors may amend or terminate the Stock Option Plan, stockholder approval is required for any amendment that would materially increase the aggregate number of shares of Common Stock that may be available for Grants under the Stock Option Plan (except for adjustments in the event of certain changes in the capital structure of the Company), materially increase the benefits accruing to participants under the Stock Option Plan or materially modify the requirements as to eligibility for participation in the Stock Option Plan (each within the meaning of Rule 16b-3) and, in the discretion of the Committee, any amendment that requires stockholder approval in order for the Stock Option Plan to comply with Section 162(m) of the Code.

    FEDERAL TAX WITHHOLDING. When a Grantee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option or the lapse of restrictions with respect to Restricted Shares, the Company will have the right to require the Grantee or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Grantee or other person of a certificate or certificates representing such shares. The Stock Option Plan provides that a participant may pay such amount in the form of cash or previously owned shares, by authorizing the withholding of otherwise issuable shares or cash payments, or a combination of cash and shares.

CERTAIN FEDERAL INCOME TAX EFFECTS

    The following discussion of certain relevant federal income tax effects applicable to Options granted under the Stock Option Plan is a brief summary only, and reference should be made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax provisions.

    STOCK OPTIONS. In the case of an NSO, an employee generally will not be taxed upon the grant of such an Option. Rather, at the time of exercise of such NSO, the employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at the time, and in the amount, that the employee recognizes ordinary income.

    An employee who pays the option price upon exercise of an Option, in whole or in part, by delivering shares of the Company's Common Stock already owned, will generally not recognize gain or loss on the shares surrendered at the time of such delivery. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

STOCKHOLDER APPROVAL

    Approval of the Amendment requires the affirmative vote of a majority of the votes cast by holders of Common Stock on this proposal, provided that the total number of votes cast on this proposal represents more than 50% of the shares of Common Stock entitled to vote thereon at the Annual Meeting.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3
                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                    MANAGEMENT PERFORMANCE COMPENSATION PLAN

    The Company has maintained the AnnTaylor Stores Corporation Management Performance Compensation Plan (the "Performance Compensation Plan") since 1992. In 1994, the Board of Directors adopted, and stockholders approved, an amendment and restatement of the Performance Compensation Plan in order to comply with the provisions of Section 162(m) of the Code. In April, 1997, the Board of Directors adopted, subject to stockholder approval, a further amendment and restatement of the Performance Compensation Plan (the "Restated Performance Compensation Plan") in order to, among other things, (i) increase the amount of the maximum individual award payable in any performance period and (ii) expand the types of corporate business criteria that the Committee may consider in establishing each performance period's performance goals.

    Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed as of the end of the corporation's tax year: the chief executive officer and the four other executive officers named in the summary compensation table of the corporation's proxy statement ("Covered Employees"). Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to the Restated Performance Compensation Plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of preestablished, objective performance goals. Accordingly, the Restated Performance Compensation Plan is being submitted to stockholders for approval at the 1997 Annual Meeting of Stockholders so that the Restated Performance Compensation Plan may take effect for the Company's six-month Fall 1997 Season.

    The following description of the Restated Performance Compensation Plan is not intended to be complete and is qualified in its entirety by the complete text of the Restated Performance Compensation Plan, attached hereto as Exhibit
B. Defined terms that are used herein have the meanings assigned to them in the text of the Restated Performance Compensation Plan. If the Restated Performance Compensation Plan is not approved by stockholders, it will be of no force and effect and the Performance Compensation Plan will continue in full force and effect.

DESCRIPTION OF PRINCIPAL FEATURES OF THE RESTATED PERFORMANCE COMPENSATION PLAN

    The Restated Performance Compensation Plan is intended, as part of the Company's over-all compensation strategy, to attract and retain in the employ of the Company and its subsidiaries highly motivated, results-oriented officers and key employees of experience and ability, by basing such persons' compensation, in part, on their contributions to the growth and profitability of the Company, thereby giving them incentive to remain with the Company and its subsidiaries and to continue to make contributions to the Company in the future.

    The Restated Performance Compensation Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee consists of two or more persons, at least two of whom are "outside directors" within the meaning of Section 162(m) of the Code. As amended, the Restated Performance Compensation Plan provides that the Committee may delegate to one or more officers its authority with respect to Participants who are neither executive officers of the Company nor members of its Executive Committee.

    As amended, the Restated Performance Compensation Plan provides that a performance period may consist of a six-month season or such longer period of up to twelve months as may from time to time be selected by the Committee ("performance period").

    Salaried associates in the employ of the Company or any of its subsidiaries (including officers and directors, but excluding persons who are directors only) are eligible to become participants and receive performance compensation under the Restated Performance Compensation Plan. In selecting from among all eligible associates those who will become participants in any performance period and in determining their potential performance compensation for such period, the Committee considers the position and responsibilities of the eligible associates, the value of their services to the Company and such other factors as the Committee deems relevant.

    Prior to the beginning of each performance period (or within such other period as may be permitted by Section 162(m) of the Code), the Committee assigns to each participant an individual "Performance Percentage" for such period and establishes a matrix assigning a "Performance Ratio" to various levels of performance that might be achieved for such period. The Performance Percentage is a factor that ranges from one percent to one hundred percent. The Performance Ratio is a factor that causes the amount of performance compensation to increase based on specified increases in level of performance, pursuant to a preestablished schedule. A participant's performance compensation for the performance period will be equal to the product of (i) the participant's annual base salary for the fiscal year of which such performance period is a part, multiplied by (ii) the Performance Percentage assigned to such participant for such performance period, multiplied by (iii) the Performance Ratio achieved for such performance period. As amended, the Restated Performance Compensation Plan provides that the Committee may, but need not, use this formula.

    As amended, the Restated Performance Compensation Plan provides that the Committee is to establish performance goals expressed in terms of the achievement of any of one or more of the following business criteria: revenue; net or gross sales; comparable store sales; gross margin; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share; earnings from continuing operations; net worth; turnover in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other delineation; appreciation in the price of the Company's Common Stock; total stockholder return (stock price appreciation plus dividends); and implementation of critical projects or processes. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Such performance goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination thereof. With respect to participants who are not executive officers, performance goals may also include such objective or subjective individual performance criteria as the Committee may, from time to time, establish. Performance goals may include a threshold level of performance below which no award payment will be made and levels of performance at which specified percentages of the target award will be paid, and may also include a maximum level of performance above which no additional award will be paid. Each of the foregoing performance goals will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Committee. The performance goals established by the Committee may be different with respect to different Performance Periods and different goals may be applicable to different Participants. The Committee is authorized to make equitable adjustments to the performance goals in recognition of unusual or nonrecurring events affecting the Company or its financial statements, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposition of a segment of a business or related to a change in accounting principles.

    For any performance period, the Board may establish a ceiling on the aggregate amount that may be paid out in performance compensation for such performance period. In the event that such a limit is established for any performance period, the performance compensation otherwise payable to all participants for such performance period will be reduced pro rata. In addition, as amended, the Restated Performance Compensation Plan provides that no participant who is an executive officer of the Company at the beginning of the performance period may receive an amount of performance compensation, with respect to a performance period, in excess of $1,500,000 per twelve-month performance period, to be reduced proportionately for performance periods of shorter duration.

    Performance compensation will be paid by the Company or the subsidiary employing the participant promptly following the end of the performance period to which it relates and the availability of the Company's final consolidated financial results for such performance period. With respect to executive officers, no payment may be made until the applicable performance results have been certified by the Committee. A participant will not be entitled to receive payment of performance compensation unless such participant is still in the employ of the Company or one of its subsidiaries at the time the performance compensation is actually paid.

    The Board at any time and from time to time may modify, amend, suspend or terminate the Restated Performance Compensation Plan, without notice; provided that no amendment that requires stockholder approval in order for the Restated Performance Compensation Plan to continue to comply with Section 162(m) will be effective unless approved by the requisite vote of the stockholders of the Company.

    Inasmuch as benefits under the Restated Performance Compensation Plan will be determined by the Committee and performance goal criteria may vary from year to year and from participant to participant, benefits to be paid under the Restated Performance Compensation Plan are not determinable. Awards paid to Covered Employees in respect of the 1996 fiscal year, however, are noted in the Summary Compensation Table on page 7.

STOCKHOLDER APPROVAL

    Approval of this proposal will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board of Directors has reappointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1997. Deloitte & Touche LLP has served as the independent auditors of the Company since January 1989.

    Ratification will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH
                                 RATIFICATION.

    One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than January 2, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

    Section 9 of Article II of the Company's By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company. To be timely for the 1998 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to June 18, 1998, which will be the anniversary date of the prior year's meeting (or if the meeting date for the 1998 Annual Meeting is not within thirty days before or after the anniversary date of the prior year's meeting, then not later than the tenth day following the day on which the notice of the date of the meeting was mailed or public disclosure thereof is made). Such notice must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, address, occupation, and class and number of shares of Common Stock beneficially owned by the proposed nominee and the name, address and class and number of shares of Common Stock beneficially owned by such stockholder.

    In addition, Section 10 of Article II of the Company's By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely for the 1998 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to June 18, 1998, which is the anniversary date of the prior year's meeting (or if the meeting date for the 1998 Annual Meeting is not within thirty days before or after the anniversary date of the prior year's meeting, then not later than the tenth day following the day on which the notice of the date of the meeting was mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of Common Stock beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed.

                             ADDITIONAL INFORMATION

    Copies of the Company's 1996 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders of the Company with this Proxy Statement. Additional copies are available without charge on request. Requests should be addressed to the Secretary, AnnTaylor Stores Corporation, 142 West 57th Street, New York, New York 10019.

                                          ANNTAYLOR STORES CORPORATION

NEW YORK, NEW YORK
May 2, 1997

                                                                       EXHIBIT A

                               FIRST AMENDMENT TO
                        THE ANNTAYLOR STORES CORPORATION
                             1992 STOCK OPTION AND
                    RESTRICTED STOCK AND UNIT AWARD PLAN, AS
                  AMENDED AND RESTATED AS OF FEBRUARY 23, 1994

    The AnnTaylor Stores Corporation 1992 Stock Option and Restricted Stock and Unit Award Plan, as amended and restated as of February 23, 1994 (the "Plan"), is hereby amended, effective as of February 20, 1997, subject to the approval of stockholders, as set forth below.

    1. The first clause of the second sentence of Section 5 of the Plan is hereby amended and restated in its entirety as follows:

        The aggregate number of shares of Common Stock as to which Options may be granted from time to time under this Plan shall not exceed 3,100,000.

    2. The last sentence of the first paragraph of Section 5 is hereby amended and restated in its entirety as follows:

        No single employee may be granted Options covering more than 400,000 shares of Common Stock, or Restricted Stock Awards or Restricted Unit Awards (constituting performance based compensation within the meaning of Section 162(m) of the Code) covering more than 50,000 shares of Common Stock, (subject to any adjustments pursuant to Section 6(i) below) during any fiscal year of the Company.

    Except as set forth above, the Plan is hereby ratified and affirmed in all respects.

                                                                       EXHIBIT B

                          ANNTAYLOR STORES CORPORATION
                    MANAGEMENT PERFORMANCE COMPENSATION PLAN

    Effective as of August 7, 1992, the Board adopted the Management Performance Compensation Plan and, effective as of the beginning of the Fall 1994 Performance Period, amended and restated such plan (the "Prior Plan"). The Prior Plan, as amended and restated hereby (the "Plan"), is effective as of the beginning of the Fall 1997 Performance Period, subject to the approval of the stockholders of the Company at the 1997 Annual Meeting of the stockholders of the Company.

    1. PURPOSE. This Plan is an integral part of the Company's over-all compensation strategy which is aimed at attracting and retaining in the employ of the Company and its Subsidiaries highly motivated, results-oriented personnel of experience and ability, by basing such personnel's compensation, in part, on their contributions to the growth and profitability of the Company, thereby giving them incentive to remain with the Company and its Subsidiaries and to continue to make contributions to the Company in the future. Further, the purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code").

    2. DEFINITIONS. As used in this Plan, the following capitalized terms shall have the meanings set forth below:

        (a) "Board" means the Board of Directors of the Company.

        (b) "Budget" means the Company's operating budget for a Performance Period.

        (c) "Committee" means the Compensation Committee of the Board, as appointed by the Board from time to time and consisting of not less than two directors, at least two of whom must be "outside directors" within the meaning of Section 162(m). All actions taken by the Committee under this Plan with respect to Executive Officers shall be taken solely by those members of the Committee who are "outside directors," even if less than a majority of the Committee, and such members shall constitute a subcommittee for purposes of Section 162 (m). With respect to Eligible Associates who are neither Executive Officers nor members of the Executive Committee of the Company, the Committee may, in its discretion, delegate to one or more officers of the Company its duties hereunder.

        (d) "Company" means AnnTaylor Stores Corporation.

        (e) "Eligible Associate" has the meaning assigned thereto in Section 3 hereof.

        (f) "Executive Officer" means an officer of the Company who, as of the beginning of a Performance Period, is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

        (g) "Participant" means an Eligible Associate who has been designated as a Participant by the Committee in accordance with Section 4 of this Plan.

        (h) "Performance Compensation" means the cash amount payable to a Participant pursuant to this Plan.

        (i) "Performance Goals" has the meaning assigned thereto in Section 5(b) hereof.

        (j) "Performance Percentage" and "Performance Ratio" have the meanings assigned thereto in Section 5(a) hereof.

        (k) "Performance Period" means a period designated by the Committee during which Performance Compensation will be earned. A Performance Period may range in length from the six-month period that coincides with the Company's fiscal six-month Spring or Fall season to the twelve-month period that coincides with the Company's fiscal year.

        (l) "Plan" means this AnnTaylor Stores Corporation Management Performance Compensation Plan.

        (m) "Subsidiary" means any corporation of which the Company owns, directly or indirectly, at least a majority of the outstanding voting capital stock.

    3. ELIGIBILITY. Any salaried associate in the employ of the Company or any of its Subsidiaries (including officers and directors, but excluding persons who are directors only or who are members of the Committee) shall be eligible (an "Eligible Associate") to become a Participant and receive Performance Compensation under this Plan.

    4. SELECTION OF PARTICIPANTS.

    (a) As promptly as possible after the Company's Budget for a Performance Period shall have become available, and after having received the recommendations of the Company's Chief Executive Officer pursuant to Section 4(b) below, the Committee shall designate from among all Eligible Associates those who shall be Participants under this Plan for such Performance Period.

    (b) Prior to the beginning of a Performance Period, or by such later date permissible under Section 162(m), and after the Company's Budget for a Performance Period shall have become available, the Chief Executive Officer of the Company shall submit to the Committee a list of the names, titles, salaries and suggested Performance Percentages of those Eligible Associates who the Chief Executive Officer recommends that the Committee designate as Participants under this Plan for such Performance Period.

    (c) The Committee shall have the authority to designate from time to time prior to the commencement of as well as during a Performance Period additional Eligible Associates as Participants under this Plan for such Performance Period.

    (d) In selecting from among all Eligible Associates those who shall become Participants in any Performance Period and in determining the Performance Percentages of such Participants for such Performance Period, the Committee shall consider the position and responsibilities of the Eligible Associates, the value of their services to the Company and such other factors as the Committee deems relevant.

    5. FORMULA FOR DETERMINING AMOUNT OF PERFORMANCE COMPENSATION.

    (a) At the time the Committee selects Participants under this Plan for a Performance Period, or within such other time period which may comply with
Section 162(m), the Committee shall, for each Participant:

        (i) assign to such Participant their individual "Performance Percentage" for such Performance Period; and

        (ii) establish a matrix, assigning a "Performance Ratio" to various levels of Performance Goals which might be achieved for such Performance Period.

    (b) As used in this Plan, "Performance Goals" means the specific objectives established by the Committee for each Participant for a Performance Period. In setting these objectives, the Committee shall consider one or more of the following business criteria: revenue; net or gross sales; comparable store sales; gross margin; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share; earnings from continuing operations; net worth; turnover in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of shares of the Company's common stock; total shareholder return (stock price appreciation plus dividends); and implementation of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Such Performance Goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination thereof. With respect to Participants who are not Executive Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals may include a threshold level of performance below which no award payment shall be made and levels of performance at which specified percentages of the target award shall be paid, and may also include a maximum level of performance above which no additional award shall be paid. Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and, for Executive Officers and Executive Committee members, shall be subject to certification by the Committee. The Performance Goals established by the Committee may be different with respect to different Participants, different Performance Periods and/or different operations.

    The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

    (c) Subject to adjustment pursuant to Section 5(d) below, unless otherwise determined by the Committee, a Participant's Performance Compensation for the Performance Period for which he or she was designated by the Committee as a Participant pursuant to Section 4 hereof shall be equal to the product of (i) the Participant's annual base salary for the fiscal year of which such Performance Period is a part (prorated, as to any Participant who shall have become an Eligible Associate and designated as a Participant after the commencement of such fiscal year), multiplied by (ii) the Performance Percentage assigned to such Participant for such Performance Period pursuant to Section 5(a)(i) above, multiplied by (iii) the Performance Ratio achieved for such Performance Period.

    (d) For any Performance Period, the Board may establish a ceiling on the aggregate amount which may be paid out in Performance Compensation for such Performance Period. In the event that such a limit is established for any Performance Period, the Performance Compensation otherwise payable to all Participants for such Performance Period pursuant to Section 5(c) above shall be reduced pro rata. Notwithstanding any other provision of the Plan, no participant who is an Executive Officer may receive Performance Compensation for a twelve-month Performance Period in excess of $1,500,000, such amount to be reduced proportionately for Performance Periods of shorter duration.

    (e) Performance Compensation shall be paid by the Company or the Subsidiary employing the Participant promptly following the end of the Performance Period to which it relates. The foregoing notwithstanding, no payment of Performance Compensation for a Performance Period may be made to an Executive Officer until the performance results for that Performance Period are certified by the Committee. A Participant shall not be entitled to receive payment of Performance Compensation unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company or one of its Subsidiaries at the time the Performance Compensation is actually paid.

    6. FINALITY OF DETERMINATIONS. The Committee shall administer this Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

    7. LIMITATIONS

    (a) No person shall at any time have any right to receive Performance Compensation hereunder, unless such person shall have been designated as a Participant by the Committee pursuant to Section 4 hereof and the other terms and conditions of this Plan shall have been satisfied. No person shall have authority to enter into any agreement for the inclusion of anyone as a Participant or the awarding of Performance Compensation hereunder or to make any representation or warranty with respect thereto. Designation of an Eligible Associate as a Participant in any Performance Period shall not guarantee or require that such Eligible Associate be designated as a Participant in any later Performance Period.

    (b) No action of the Company or the Board in establishing this Plan, nor any action taken by the Company, the Board or the Committee under this Plan, nor any provision of this Plan, shall be construed as conferring upon any associate any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

    8. AMENDMENT AND TERMINATION OF PLAN. The Board at any time and from time to time may modify, amend, suspend or terminate this Plan, without notice, provided that no amendment which requires stockholder approval in order to comply with
Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company.

    9. COMPLIANCE WITH SECTION 162(M). The Plan is designed and intended to comply with Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

                          ANNTAYLOR STORES CORPORATION
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF ANNTAYLOR STORES CORPORATION
               FOR THE ANNUAL MEETING TO BE HELD ON JUNE 18, 1997

    The undersigned hereby appoints J. Patrick Spainhour and Patricia DeRosa, and either of them, proxies of the undersigned with full power of substitution to vote all shares of Common Stock, par value $.0068 per share, of AnnTaylor Stores Corporation (the "Company") owned or held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Equitable Center, 787 Seventh Avenue, 54th floor, New York, New York, on June 18, 1997 at 9:00 a.m. local time and at any adjournment or postponement thereof.

    Such proxies are directed to vote as set forth on the reverse side hereof. The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in (a), "FOR" the proposals in (b),
(c) and (d), and in accordance with the judgment of such proxies upon such other matters as may properly come before the Annual Meeting.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN (A) AND "FOR" THE PROPOSALS IN (B) (C) AND (D).
  (a) ELECTION OF THE      (b) PROPOSAL TO       (c) PROPOSAL TO       (d) PROPOSAL TO       (e) IN THEIR
     FOLLOWING NOMINEES       AMEND THE             AMEND THE             RATIFY THE            JUDGMENT, UPON
     AS CLASS III             COMPANY'S STOCK       COMPANY'S MAN-        APPOINTMENT OF        SUCH OTHER MAT-
     DIRECTORS: Gerald S.     OPTION PLAN as        AGEMENT PERFORM-      DELOITTE & TOUCHE     TERS AS MAY
     Armstrong and Hanne      described in the      ANCE COMPENSATION     LLP as                PROPERLY COME
     M. Merriman (for         Proxy Statement.      PLAN as described     independent           BEFORE THIS
     terms to expire at                             in the Proxy          auditors for the      ANNUAL MEETING.
     the 2000 annual                                Statement.            Company for
     meeting).                                                            fiscal year 1997.

           FOR ALL                    AUTHORITY WITHHELD
           NOMINEES                    FOR ALL NOMINEES         FOR  AGAINST  ABSTAIN  FOR  AGAINST  ABSTAIN  FOR  AGAINST  ABSTAIN
             / /                             / /                / /    / /      / /    / /    / /      / /    / /    / /      / /

AUTHORITY WITHHELD FOR THE FOLLOWING NOMINEE ONLY: (WRITE THE
      NAME OF SUCH NOMINEE IN THE SPACE PROVIDED BELOW)
           ----------------------------------------

                                        Dated
                                      ---------------------------------------- ,
                                        1997

                                        ----------------------------------------

                                        ----------------------------------------
                                                      (Signature)

                                        Please mark, date, sign and return this
                                        proxy in the enclosed envelope. Please
                                        sign as names appear at left. When
                                        signing as agent, attorney, or
                                        fiduciary, or for a corporation or
                                        partnership, indicate the capacity in
                                        which you are signing. Shares registered in joint names should be signed by each joint tenant or trustee.